As filed with the Securities and Exchange Commission on December 30, 1994

                                                  Registration No. 33-______

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    under
                          THE SECURITIES ACT OF 1933

                                  IMRS INC.
            (Exact name of registrant as specified in its charter)

         Delaware                                       06-1326879
   (State or other jurisdiction of          (I.R.S. Employer Identification No.)
    incorporation or organization)

                   777 Long Ridge Road, Stamford, CT 06902
          (Address of Principal Executive Offices)      (Zip Code)

                           ________________________

    PILLAR CORPORATION* 1988 STOCK OPTION PLAN
    PILLAR CORPORATION* 1992 LONG-TERM EQUITY INCENTIVE PLAN
                          (Full title of the plans)

                               James A. Perakis
                    President and Chief Executive Officer
                                  IMRS INC.
                   777 Long Ridge Road, Stamford, CT 06902
                   (Name and address of agent for service)

                                (203) 321-3500
         (Telephone number, including area code of agent for service)

                           ________________________

         Approximate date of commencement of sales pursuant to plans:
   From time to time after the Registration Statement has become effective.

*IMRS Pillar Corporation, a California corporation, is a wholly-owned subsidiary of the issuer and the successor in interest to Masterplan Software, Inc., a California corporation.

                              ___________________


                        CALCULATION OF REGISTRATION FEE
============================================================================================
Title of Securities to     Amount to be   Proposed         Proposed             Amount of
be registered              registered     maximum          maximum              registration
                                          offering price   aggregate            fee
                                          per share(1)     offering price(1)
- --------------------------------------------------------------------------------------------
1988 STOCK OPTION
PLAN

Common Stock (Par            21,684         $  N/A         $ 50,261             $ 17.33
Value $.01)

1992 LONG-TERM
EQUITY INCENTIVE
PLAN

Common Stock (Par            48,574         $  N/A         $127,353             $ 43.91
Value $.01)


Total Number of
   Shares Registered:        70,258
                                                               Aggregate fee:   $ 61.24
                                                           Minimum Filing Fee   $100.00
============================================================================================
(1) All shares are issuable upon the exercise of outstanding options with fixed exercise prices.  Pursuant to Rule 457(h)(1), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.  The offering price per share set forth for such shares is the weighted average exercise price per share at which such options are exercisable.  Options granted under the 1988 Stock Option Plan have a weighted average exercise price of $2.32 per share and options granted under the 1992
Long-Term Equity Incentive Plan have a weighted average exercise price of $2.62 per share.
All of the options granted pursuant to these plans are being registered hereby.  There will be no additional options grants under the plans in the future.
============================================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.
          -----------------

   Not required to be filed with the Securities and Exchange Commission (the "Commission").

Item 2.   Registrant Information and Employee Plan Annual Information.
          ------------------------------------------------------------

   Not required to be filed with the Commission.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ----------------------------------------

   The following documents filed with the Commission by IMRS Inc. (the "Company") are incorporated herein by reference as of their respective dates:

        (a) The Company's Annual Report on form 10-K for the fiscal year ended June 30, 1994 (the "Annual Report"), incorporating audited financial statements for the fiscal year ended June 30, 1994. The audited financial statements included in the Annual Report were examined and reported on by Ernst & Young LLP, independent certified public accountants.

        (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1994.

        (c) The Company's Current Report on Form 8-K dated as of November 29, 1994.

        (d) The section entitled "Description of Registrant's Securities to be Registered" contained in the Company's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporating by reference the information contained in the Company's Registration Statement No. 33-42855 on Form S-1, as amended.

        All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be part hereof from the date of filing of such documents.

Item 4.   Description of Securities.
          --------------------------

        Not applicable.

Item 5.   Interest of Named Experts and Counsel.
          --------------------------------------

        Not applicable.

Item 6.   Indemnification of Directors and Officers.
          ------------------------------------------

        Article Seventh of the Registrant's Amended and Restated Certificate of Incorporation provides that no director of the Registrant shall be liable for any breach of fiduciary duty, except to the extent that the Delaware General Corporation Law prohibits the elimination of liability of directors for breach of fiduciary duty.

        Article Twelfth of the Registrant's Amended and Restated Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

        Indemnification is required to be made unless the Registrant or independent legal counsel determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Registrant or independent legal counsel that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within sixty (60) days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

        Article Twelfth of the Registrant's Amended and Restated Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended.

        The Registrant maintains directors and officers liability insurance for the benefit of its directors and officers.

Item 7.   Exception from Registration Claimed.
          ------------------------------------

        Not applicable.

Item 8.   Exhibits.
          ---------
Exhibit No.                     Description of Exhibit
- -----------                     ----------------------
    4.1                         Restated Certificate of Incorporation of the Registrant
                                (filed as Exhibit 3.1 to the Registrant's Registration
                                Statement on Form S-1, file No. 33-42855, and
                                incorporated herein by reference).

    4.2                         By-laws, as amended and restated, of the Registrant
                                (filed as Exhibit 3.2 to the Registrant's Registration
                                Statement on Form S-1, file No. 33-42855, and
                                incorporated herein by reference).

    4.3                         Pillar Corporation 1988 Stock Option Plan (including a
                                copy of the Forms of Pillar NonStatutory Stock Option
                                Agreement and Amendment thereto).

    4.4                         Pillar Corporation 1992 Long-Term Equity Incentive Plan.

    4.5                         Form of Stock Option Grant under the Pillar Corporation
                                1992 Long-Term Equity Incentive Plan.

    5.1                         Opinion of Testa, Hurwitz & Thibeault.

   23.1                         Consent of Ernst & Young LLP.

   23.2                         Consent of Testa, Hurwitz & Thibeault (included in
                                Exhibit 5.1).

   24.1                         Power of Attorney (contained in Page 7 of this
                                Registration Statement).

Item 9.   Undertakings.
          -------------

        (a)  The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;


                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on December 30, 1994.

                                       IMRS INC.



                                       By: /s/ James A. Perakis
                                           -------------------------------------
                                           James A. Perakis
                                           President and Chief Executive Officer



                               POWER OF ATTORNEY


        EACH PERSON WHOSE SIGNATURE appears below this Registration Statement hereby constitutes and appoints James A. Perakis and Lucy Rae Ricciardi and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all effective amendment) to this Registration Statement on Form S-8 of IMRS Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons in the capacities and on the date indicated.


     SIGNATURE           CAPACITY                       DATE
     ---------           --------                       ----
/s/ James A. Perakis     President, Chief               December 30, 1994
- ----------------------   Executive Officer
 James A. Perakis        and Director
                         (principal executive
                          officer)


/s/ Lucy Rae Ricciardi   Chief Financial Officer        December 30, 1994
- ----------------------   (principal financial
Lucy Rae Ricciardi       and accounting officer)


     SIGNATURE                  CAPACITY                DATE
     ---------                  --------                ----
/s/ Gary G. Greenfield          Director                December 30, 1994
- ---------------------------
Gary G. Greenfield


/s/ Harry S. Gruner             Director                December 30, 1994
- ---------------------------
Harry S. Gruner


/s/ William W. Helman IV        Director                December 30, 1994
- ---------------------------
William W. Helman IV


/s/ Marco Arese Lucini          Director                December 30, 1994
- ---------------------------
Marco Arese Lucini


/s/ Aldo Papone                 Director                December 30, 1994
- ---------------------------
Aldo Papone


                                Director                December __, 1994
- ---------------------------
Robert W. Thomson

                                   Exhibits

Exhibit No.                     Description of Exhibit
- -----------                     ----------------------
    4.1                         Restated Certificate of Incorporation of the Registrant
                                (filed as Exhibit 3.1 to the Registrant's Registration
                                Statement on Form S-1, file No. 33-42855, and
                                incorporated herein by reference).

    4.2                         By-laws, as amended and restated, of the Registrant
                                (filed as Exhibit 3.2 to the Registrant's Registration
                                Statement on Form S-1, file No. 33-42855, and
                                incorporated herein by reference).

    4.3                         Pillar Corporation 1988 Stock Option Plan (including a
                                copy of the Forms of Pillar NonStatutory Stock Option
                                Agreement and Amendment thereto).

    4.4                         Pillar Corporation 1992 Long-Term Equity Incentive
                                Plan.

    4.5                         Form of Stock Option Grant under the
                                Pillar Corporation 1992 Long-Term Equity Incentive
                                Plan.

    5.1                         Opinion of Testa, Hurwitz & Thibeault.

   23.1                         Consent of Ernst & Young LLP.

   23.2                         Consent of Testa, Hurwitz & Thibeault (included in
                                Exhibit 5.1).

   24.1                         Power of Attorney (contained in Page 7 of this
                                Registration Statement).